CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 1, 2026, relating to the financial statements and financial highlights of Rational Equity Armor Fund, Rational Premium Income Fund (formerly, Rational Tactical Return Fund), Rational Dynamic Brands Fund, Rational Strategic Allocation Fund, Rational/Pier 88 Convertible Securities Fund and Rational Special Situations Income Fund, and the consolidated financial statements and financial highlights of Return Stacked® Balanced Allocation & Systematic Macro Fund and Rational/RGN Hedged Equity Fund, each a series of Mutual Fund and Variable Insurance Trust, which are included in Form N-CSR for the year ended December 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Greenwood Village, Colorado

April 27, 2026